                                                                EXHIBIT 10(j)(2)

                       HUNTINGTON BANCSHARES INCORPORATED

                      LONG-TERM INCENTIVE COMPENSATION PLAN

                 As Amended and Effective for Performance Cycles
                      beginning on or after January 1, 1996

                 (including amendment adopted February 21, 1996)

                             PURPOSE; EFFECTIVE DATE
                             -----------------------

     1.1 The purpose of this Long-Term Incentive Compensation Plan (the "Plan") is to provide incentive for key employees whose sustained performance directly influences the creation of shareholder value.

     1.2 The Plan, as amended, will become effective upon approval by a majority of the votes cast by shareholders of the Corporation at the annual Imeeting on April 25, 1996, but will relate to Performance Cycles beginning January 1, 1996, and thereafter. No payments will be made under the Plan unless shareholder approval is obtained.

                               DEFINITION OF TERMS
                               -------------------

     2.1 As used herein, the following words shall have the meanings stated after them, unless otherwise specifically provided:

          (a) "U.S. BANKING ORGANIZATION" shall mean a bank or bank holding company organized under the laws of the United States of America or any state, territory or other political subdivision thereof including the District of Columbia, whose stock is publicly traded.

          (b) "BASE SALARY" shall mean the annual cash salary payable to an Officer excluding bonuses, incentive compensation, stock options, employer contributions to pension or benefit plans, and other forms of irregular payments and deferred compensation.

          (c) "COMMITTEE" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Corporation, which shall be composed of two or more "outside directors" within the meaning of Section 162(m) as hereinafter defined.

          (d) "CORPORATION" shall mean Huntington Bancshares Incorporated.

          (e) "OFFICER" shall mean an officer of the Corporation or of a Subsidiary.

          (f) "PACESETTER GROUP" shall mean the U.S. Banking Organizations selected by the Committee to be members of the Pacesetter Group in accordance with Section 5.1.

          (g) "PARTICIPANT" shall mean an Officer selected to participate in the Plan in accordance with section 4.1.

          (h) "PERFORMANCE CYCLE" OR "CYCLE" shall mean a period of three calendar years. A new Performance Cycle begins on January 1 of each even numbered year.

          (i) "RETURN ON AVERAGE EQUITY" OR "ROAE" shall mean the annual return on average shareholders' equity reported in publicly available financial reports.

          (j) "SECTION 162(M)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

          (k) "SUBSIDIARY" shall mean a subsidiary of the Corporation of which at least 50% of the voting power is directly or indirectly owned or controlled by the Corporation.

                                 ADMINISTRATION
                                 --------------

     3.1 The Committee shall administer the Plan. The Committee is authorized to interpret and construe the Plan and to adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties including the Corporation and any person claiming an award under the Plan.

                                PLAN PARTICIPANTS
                                -----------------

     4.1 Participation in the Plan shall be limited to Officers who are considered to be key employees whose performance may, in the opinion of the Committee, significantly contribute to the long-term strategic performance and growth of the Corporation. The Committee shall select those Officers who will participate in the Plan for each Performance Cycle during the first 90 days of the Cycle and may select Officers who are hired or promoted during a Cycle to participate for the remainder of the Cycle.

                                PACESETTER GROUP
                                ----------------

     5.1 During the first 90 days of each Performance Cycle, the Committee shall select the U.S. Banking Organizations comprising the Pacesetter Group for that Cycle. If during any Performance Cycle a member of the Pacesetter Group for that Cycle ceases to exist as an independent U.S. Banking Organization as a result of a merger, purchase or exchange of stock or otherwise, that member shall be included in the Pacesetter Group only for those full years during which it existed as an independent U.S. Banking Organization.

                         PERFORMANCE CRITERIA AND GOALS
                         ------------------------------

     6.1 Awards under the Plan shall be based upon the Corporation's performance during each Performance Cycle measured by Return on Average Equity relative to the Return on Average Equity of the members of the Pacesetter Group. During the first 90 days of each Performance Cycle, the Committee shall establish written ROAE performance goals for the Corporation for that Cycle relative to the ROAE performance of members of the Pacesetter Group.

     6.2 Awards under the Plan shall be equal to a percentage of a Participant's annual Base Salary as of December 31 of the last year of a Performance Cycle determined by reference to the attainment of the Corporation's performance goals for that Cycle. The Committee shall adopt a written schedule of potential awards, expressed as a percentage of Base Salary, during the first 90 days of each Performance Cycle. For an Officer who is selected to participate after the first 90 days of a Cycle, the award shall be pro-rated based upon the length of time the Officer is a Participant. No awards shall be paid pursuant to the Plan with respect to a Performance Cycle if the average annual ROAE of the Corporation for that Cycle is below the minimum corporate performance goal established by the Committee. In addition, notwithstanding the attainment of specified performance goals, the Committee has the discretion to reduce or eliminate an award that would otherwise be payable to any Participant. The maximum award payable under the Plan with respect to a Performance Cycle shall be $1,000,000, notwithstanding that the average annual ROAE of the Corporation for a Performance Cycle may exceed the maximum performance goal.

                                PAYMENT OF AWARDS
                                -----------------

     7.1 Awards will be made under the Plan in the form of shares of Common Stock of the Corporation; provided, however, that the maximum amount of shares of Common Stock to be issued after January 1, 1996 shall not exceed 400,000 shares (which number shall be adjusted to reflect future stock splits, stock dividends, or other changes in capitalization of the Corporation); and provided further that any Participant, with the approval of the Committee, may elect to receive up to 50% of his or her award in cash, whereupon that Participant will be entitled to receive only that number of shares of Common Stock determined as set forth in Section 10.2 or 10.3 hereof. Payment of awards will be made as soon as practicable following the end of each Performance Cycle; provided that payments will be made only after the Committee has certified in writing, in the minutes of a committee meeting or otherwise, that applicable performance goals have been satisfied.

     7.2 Except as provided in Sections 8.2 and 9.1 - 9.5 hereof, no award shall be paid to an Officer who is not employed by the Corporation or a Subsidiary on the day the award is paid.

     7.3 If at the time Participants are to receive payment of awards, the Corporation or any Participant is prohibited from trading in Common Stock under applicable state or federal securities laws, the Committee may in its discretion withhold distribution of stock until such time as distribution is permitted; or imay in its discretion authorize the entire payment to be paid in cash. If distribution of Common Stock is withheld, the Corporation shall make additional cash payments to reflect dividends paid during the period in which distribution was withheld.

     7.4 The Corporation may deduct from any payment made under this Plan all federal, state and local taxes required to be withheld with respect to such payment or may require that the Participant pay to the Corporation an amount equal to any such taxes.

                            TERMINATION OF EMPLOYMENT
                            -------------------------

     8.1 If a Participant's employment is terminated for any reason other than death, disability or retirement prior to receipt of payment of an award with respect to a Performance Cycle, the Participant shall not receive any payment under the Plan based upon that Cycle.

     8.2 In the event a Participant dies, becomes disabled, or retires before receipt of payment of an award, as determined in the sole discretion of the Committee, the Committee may authorize payment to the Participant or the Participant's estate or beneficiary in such amount as the Committee deems appropriate.

                      CHANGE IN CONTROL OF THE CORPORATION
                      ------------------------------------

     9.1 In the event of a Change in Control of the Corporation, as hereinafter defined, the provisions set forth below shall apply, and in the event of any conflict between Sections 9.1 - 9.5 and any other section of the Plan, the provisions of Sections 9.1 - 9.5 shall prevail.

     9.2 Within 90 days after the Change in Control occurs, the persons who are Participants immediately prior to the Change in Control shall receive payment of awards under the Plan in cash determined as follows:

     (a) If the Change in Control occurs before the end of the first year of a Cycle, no payment shall be made with respect to that Cycle.

     (b) If the Change in Control occurs during the second year of a Cycle, Participants shall receive the full amount of the award for that Cycle based upon ROAE of the Corporation and the Pacesetter Group for the first year of the Cycle.

     (c) If the Change in Control occurs during the third year of a Cycle, Participants shall receive the full amount of the award for that Cycle based upon average annual ROAE of the Corporation and the Pacesetter Group for the first two years of the Cycle.

     (d) If the Change in Control occurs after the third year of a Cycle, Participants shall receive the full amount of the award for that Cycle based upon the average annual ROAE of the Corporation and the Pacesetter Group for the full Cycle.

     9.3 Notwithstanding Section 8.1 hereof, Participants whose employment terminates following a Change in Control shall receive payment of awards in accordance with Section 9.2.

     9.4 After a Change in Control has occurred, neither the Committee nor the Board of Directors of the Corporation shall change the performance levels for a Performance Cycle that began prior to the date the Change of Control occurred or reduce or eliminate any awards otherwise payable to an Officer under this Plan.

     9.5 For purposes of this section, a "Change in Control" of the Corporation shall be deemed to have occurred if and when, after the date hereof, (i) subject to the limitations set forth in this paragraph, any "Person" (as that term is defined as of the date hereof in Section 225.2(k) of Regulation Y ("Regulation Y") issued by the Board of Governors of the Federal Reserve System), other than the Corporation or any employee stock ownership, profit-sharing, salary adjustment or other employee benefit plan of the Corporation or of any Subsidiary or any trustee or fiduciary with respect thereto solely by reason of such capacity of such trustee or fiduciary, acquires, directly or indirectly, or through or in concert with one or more Persons, "Control" (as that term is defined as of the date hereof in Section 225.2(e) (1) of Regulation Y) of the Corporation or control of, or the power to vote, 10% or more (but less than 25%) of the votes attributable to the voting securities of the Corporation if no other person will own a greater percentage of the votes attributable to such voting securities immediately after the acquisition transaction; (ii) the Corporation, or in one or more transactions 50% or more of its assets or earning power, is acquired by or combined with another Person and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after such acquisition or combination, by the owners of the voting shares of the Corporation outstanding immediately prior to such acquisition or combination; or (iii) any Person, acting alone or through or in concert with one or more Persons, shall elect, at one or more meetings of shareholders of the Corporation, a majority of the members of the Board of Directors who were not members of, or elected or recommended by, the previously existing Board of Directors of the Corporation. In defining "Control," all voting securities of the Corporation shall be considered to be a single class.

                         PURCHASE AND DELIVERY OF STOCK
                         ------------------------------

     10.1 Common Stock delivered to Participants under the Plan shall be issued by the Corporation or, if the Committee so directs, shall be purchased in the open market by an independent buying agent selected by the Corporation. In either case if a Participant shall be entitled to receive a fractional share, the Participant shall receive one whole share in lieu of that fractional share.

     10.2 In the event that the Common Stock to be delivered hereunder shall be issued by the Corporation, the number of shares to be issued and delivered to each Participant shall be that number of shares which could be purchased at the market price per share of Common Stock of the Corporation with the amount of the award to be made to that Participant, calculated as provided in

Section 6.2, less the amount of such award that the Participant has elected to receive in cash. The "market price per share" of the Common Stock for purposes of this subsection shall be (1) the average of the highest and lowest sale prices per share quoted in the NASDAQ National Market System, if the shares are so quoted, (2) the mean between the bid and asked prices per share as reported by NASDAQ, if the shares are publicly traded, but are not quoted in the National Market System or listed on a securities exchange, or (3) if the shares are listed on a securities exchange, the average of the high and low prices at which such shares are quoted or traded on such exchange, in each case on a date which shall be fixed by the Committee (and shall in no case be a date earlier than the date when such determination is made), or if such date is not a trading day, the next preceding trading day.

     10.3 In the event that the Committee shall determine that the Common Stock to be delivered shall be purchased in the open market, the Committee shall select a buying agent which shall be a licensed securities broker that is not affiliated with the Corporation. The Corporation or a Subsidiary shall pay to the buying agent all awards under the Plan, except amounts which Participants have elected to receive in cash, for the purchase of Common Stock in open market purchases. The buying agent will perform all functions relating to the purchase of Common Stock and will have complete discretion regarding the timing of purchases; provided that purchases shall be made within thirty days after receipt by the buying agent of funds representing awards unless such purchases are restricted by federal or state securities laws. The buying agent shall not purchase Common Stock directly from the Corporation. Certificates for Common Stock shall be delivered to Participants promptly after purchases are made.

     10.4 Neither the Corporation nor buying agent shall have any liability to a Participant with respect to the timing of payment of awards or the timing of purchases of Common Stock.

                            MISCELLANEOUS PROVISIONS.
                            -------------------------

     11.1 BINDING UPON SUCCESSORS - The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which succeeds to substantially all of the assets and/or business of the Corporation. The term Corporation, whenever used in this Plan, shall mean and include any such corporation or organization after such succession.

     11.2 RESTRICTIONS ON TRANSFER - Any benefits to which a Participant or his or her beneficiary may become entitled under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so transfer or encumber such benefits shall be void. This Plan does not give a Participant any interest, lien, or claim against any specific asset of the Corporation. No Participant or beneficiary shall have any rights under this Plan other than as a general creditor of the Corporation.

     11.3 EXPENSES OF PLAN - The costs and expenses of administering the Plan, including brokerage fees and commissions, if any, will be borne by the Corporation.

     11.4 NO EMPLOYMENT RIGHTS - No Participant has any right to be retained in the employ of the Corporation or any Subsidiary by virtue of participation in the Plan.

     11.5 GOVERNING LAW - The Plan shall be governed by and construed according to the laws of the State of Ohio.

                            AMENDMENT AND TERMINATION
                            -------------------------

     12.1 The Corporation may at any time terminate, or from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without shareholder approval unless such approval is required to satisfy the applicable provisions of Section 162(m).